SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

Triton PCS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5325	23-2974475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Cassatt Road Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 651-5900

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release dated May 7, 2003, announcing financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

Item 9. Regulation FD Disclosure.

Pursuant to Exchange Act Release 47583, we are furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

Triton PCS Holdings, Inc. will issue a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of Adjusted EBIDTA, average revenue per user (ARPU), ARPU less subscriber retention credits inclusive of roaming revenue, cash costs per user (CCPU) and cost per gross addition (CPGA), each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Schedule 1 to the press release contains tabular reconciliations of the most directly comparable financial measures calculated and presented in accordance with GAAP for each of these non-GAAP financial measures. Disclosure regarding management’s uses for such non-GAAP financial measures also appears on Schedule 1.

The information required to be furnished pursuant to Item 12 (as furnished under this Item 9 as required by Exchange Act Release 47583) and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Triton specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 47583, we are furnishing the information under Item 9 of Form 8-K, “Regulation FD Disclosure” required by this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS HOLDINGS, INC.

Date: May 7, 2003	By:	/s/ DAVID D. CLARK
David D. Clark Executive Vice President, Chief Financial Officer and Secretary